Exhibit 99.1

Fairchild Semiconductor to Close Two Wafer Fabs

San Jose, California - March 26, 2009 - Fairchild Semiconductor (NYSE: FCS), a leading global supplier of high performance products that drive energy efficiency, announced plans to streamline and consolidate wafer manufacturing. The company will close its wafer fabrication plant in Mountaintop, PA leading to a closure of the site, and one of its wafer fabs in Bucheon, South Korea.

These actions are consistent with the company's ongoing cost reduction strategy, and the need to align manufacturing capacity with end demand. Most products currently made at the Mountaintop, PA site will be transferred to other internal sites. A small office will be maintained for technology and product line functions in the Mountaintop area. The South Korea site will close its four-inch line and transfer associated manufacturing to its five and six-inch wafer fabs. Fairchild will work closely with customers during the process to ensure a seamless transition.

"Sizing our manufacturing footprint and keeping our cost structure competitive are requirements for the long term health of our company and drive this production consolidation," said Mark Thompson, president, chairman and CEO. "These actions reduce the number of wafer fabs in the company from six to four, and the number of front end manufacturing sites from four to three. We are committed to staying cost competitive in these hard economic times, and these changes will simplify operations, improve productivity and reduce costs."

The company anticipates the consolidation of the South Korea fabrication processes and the closure of the Mountaintop facility will be completed by June, 2010. Fairchild expects to incur approximately $18 to $23 million of cash charges, primarily for severance and other costs associated with transfer activities beginning in the second quarter. The company will also take additional non-cash charges of approximately $25 to $30 million for impairments and accelerated depreciation over the course of the next six quarters. In addition, roughly 200 jobs will be eliminated at the Mountaintop site. Once completed, the company expects to realize annual savings ranging from $20 to $25 million as a result of these closures.

Special Note on Forward-Looking Statements:

Some of the paragraphs above, including the last paragraph, contain forward-looking statements that are based on management's assumptions and expectations and involve risk and uncertainty. Forward-looking statements usually, but do not always contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: the company's ability to complete expected production transfers as scheduled; the impact of the transfers on customers and potential loss of sales to affected customers; employment issues resulting from the closures; the company's failure to realize expected efficiencies and economies of scale resulting from the production transfers; and potential negative impact on current or future product development plans affected by the production transfers. More general factors affecting our businesses are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission ("SEC") and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a global leader delivering energy-efficient power analog and power discrete solutions. Fairchild is The Power Franchise®, providing leading-edge silicon and packaging technologies, manufacturing strength and system expertise for consumer, communications, industrial, portable, computing and automotive systems. An application-driven, solution-based semiconductor supplier, Fairchild provides online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:

Fairchild Semiconductor:

Corporate Communications:
Patti Olson
1-800-341-0392 x 8728
patti.olson@fairchildsemi.com

Investor Relations:
Steven Leibiger
1-207-775-8660
investor@fairchildsemi.com

Agency Contact:

Topaz Partners

Paul R. Hughes

18 Commerce Way, Suite 700
Woburn, MA 01801

1-781-404-2416

phughes@topazpartners.com